BUFFALO GOLD LTD.
880 - 609 Granville Street
Vancouver, BC
V7Y IG5

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT the Annual General Meeting of the shareholders of BUFFALO GOLD LTD. (the "Company") will be held at Suite 880, Canaccord Capital Tower, 609 Granville Street, Vancouver, British Columbia, on June 30, 2004, at the hour of 10:00 A.M., Vancouver time, for the following purposes:

1.     to receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 2003.

2.     to fix the number of directors at three (3).

3.     to elect directors for the ensuing year.

4.     to appoint Davidson & Company as auditor for the ensuing year.

5.     to authorize the directors to fix the remuneration to be paid to the auditor.

6.     to reaffirm the Company's existing stock option plan for the ensuing year, as more fully set forth in the information circular accompanying this Notice.

7.    to transact such further or other business as may properly come before the meeting and any adjournments thereof.

each as described in the Management Proxy Circular accompanying this Notice.

All shareholders are invited to attend the Meeting. Only shareholders of record on May 14, 2004 will be entitled to receive notice of and to vote at the Meeting except to the extent that a shareholder has transferred any common shares of the Company after that date and the new holder of such common shares establishes proper ownership and requests not later than 10 days before the date of the Meeting that his name be included in the list of shareholders eligible to vote at the Meeting.

Whether or not you expect to attend the Meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE to Computershare Trust Company of Canada, Ninth Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 or via fax 1-866-249-7775; Outside North America: (416) 263-9524. Your promptness in returning the proxy will assist in the expeditious and orderly processing of proxies and will ensure that your shares are represented. Please note that you may vote in person at the Meeting even if you have previously returned the proxy.

DATED this 18th day of May 2004.

BY ORDER OF THE BOARD

"John V. Tully"

John Tully, President and Chief Executive Officer

BUFFALO GOLD LTD.
Suite 880, 609 Granville Street
Vancouver, B.C., Canada V7Y 1G5
Phone: 604-685-5492 Fax: 604-685-6940

ANNUAL AND SPECIAL GENERAL MEETING
OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2004

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of Buffalo Gold Ltd. (the "Corporation" or "Buffalo") for use at the Annual and Special General Meeting (the "Meeting") of the Shareholders of the Corporation to be held on June 30, 2004, at the hour of 10:00am Vancouver time, and at any adjournments thereof for the purposes set out in the accompanying Notice of Meeting. Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone by directors or officers of the Corporation. The cost of any such solicitation will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

 An instrument appointing a proxy shall be in writing and shall be executed by the Shareholder or his attorney authorized in writing or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized.

The persons named in the Instrument of Proxy accompanying this Information Circular are officers and directors of the Corporation. A Shareholder submitting an Instrument of Proxy shall have the right to appoint a person to represent the Shareholder at the Meeting other than the person or persons designated in the Instrument of Proxy furnished by the Corporation. To exercise this right, the Shareholder must either insert the name of the desired representative in the blank space provided in the Instrument of Proxy and strike out the other names or submit another proper form of proxy. An Instrument of Proxy will not be valid unless it is deposited at the offices of Computershare Trust Company of Canada ("Computer-share"), Proxy Department, 100 University Avenue, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the time of the Meeting, or any adjournment thereof.

A person giving a proxy has the power to revoke it. In addition to revocation in any other manner permitted by law, an Instrument of Proxy may be revoked by instrument in writing executed by the Shareholder or by his attorney authorized in writing or, if the Shareholder is a corporation, by an officer or attorney duly authorized, and delivered to the offices of Computershare Trust Company of Canada, Stock Transfer Services Division, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which such Instrument of Proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deliveries, the Instrument of Proxy shall be revoked.

EXERCISE OF DISCRETION BY PROXY

 The persons named in the enclosed Instrument of Proxy will vote the shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing them. In the absence of such direction, such shares will be voted in favour of the matters referred to in the accompanying Notice of Meeting.

The enclosed Instrument of Proxy confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. As at the date of this Information Circular, management of the Corporation knows of no amendments, variations or other matters to come before the Meeting, other than those matters referred to in the Notice of Meeting.

ADVICE TO BENEFICIAL SHAREHOLDERS

 The information set forth in this section is of significant importance to a substantial number of shareholders who do not hold their Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (referred to in this section as "Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in such shareholder's name on the records of the Corporation. Such shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities), which company acts as a nominee for many Canadian brokerage firms. Voting Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting shares for their clients. The directors and officers of the Corporation do not know for whose benefit the Common Shares registered in the name of CDS & Co. are held.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholder's meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided by the Corporation to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation ("IICC"). IICC typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with an IICC sticker on it cannot use that proxy to vote Common Shares directly at the Meeting - the proxy must be returned to IICC well in advance of the Meeting in order to have the Common Shares voted.

THE CORPORATION

 Buffalo's principal office is located at Suite 880, Canaccord Capital Tower, 609 Granville Street, Vancouver, British Columbia V7Y 1G5 and its registered office is located at Suite 1400, 700 Second Street S.W., Calgary, Alberta T2P 4V5. The Common Shares are listed on the NEX Board of the TSX Venture Exchange (trading symbol "Buf.H"). The information given herein is as of May 14, 2004, unless otherwise specified.

DESCRIPTION OF SHARE CAPITAL

 The authorized capital of Buffalo currently consists of an unlimited number of Common Shares, without par value. As of May 14, 2004 there were 4,253,392 Common Shares issued and outstanding and 794,702 Common Shares reserved for issuance pursuant to stock options and other convertible securities that have been granted.

Common Shares

The Common Shares each carry the right to one vote at all meetings of the shareholders of Buffalo.

The holders of Common Shares are entitled to participate in the profits of Buffalo as the directors may determine from time to time. In the event of the liquidation, dissolution or winding-up of Buffalo, the holders of Common Shares are entitled to receive the remaining property of Buffalo equally.

VOTING SHARES AND QUORUM

 As of May 14, 2004, there were 4,253,392 Common Shares issued and outstanding, each carrying the right to one vote per share. Only Shareholders registered on May 14, 2004 (the "Record Date") are entitled to receive notice of and to vote at the Meeting unless after that date a shareholder of record transfers his shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns the shares, demands not later than 10 days before the Meeting that the transferee's name be included in the list of Shareholders entitled to vote, in which case such transferee is entitled to vote such shares at the Meeting.

The By-Laws of the Corporation provide that a quorum of Shareholders shall be constituted if at least two persons holding at least one twentieth of shares issued are represented either in person or as the duly appointed nominee or proxy of a shareholder at the Meeting. A quorum must be present at the opening of the Meeting for transaction of business but does not have to be sustained throughout the Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

 As of the date of this Information Circular, the officers and directors of Buffalo, as a group, beneficially owned directly or indirectly (excluding any shares held by spouses) approximately 79,815 of the issued and outstanding Common Shares and options and warrants to purchase an aggregate of 316,777 additional Common Shares.

To the knowledge of the directors and senior officers of the Company, the only person(s) that beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all shares of the Company are as follows:

Name	No. of Common Shares Owned or Controlled	Percentage of Outstanding Common Shares
CDS & Co.	3,186,792	74.92%

The above information was supplied by the Company's transfer agent, Computershare Trust Company of Canada. The directors and officers of the Company have no knowledge of any other person(s) who beneficially owns, directly or indirectly, or who exercises control or direction over voting securities of the Company carrying more than ten percent of the voting rights. However, this information is not reasonably within the power of the directors to ascertain or procure for a number of reasons, including the fact that many persons who appear as registered shareholders are, in fact, not the beneficial holders of the shares and many persons who become beneficial owners of the Company's shares do not register such shares in their names.

CORPORATE GOVERNANCE

 The Board of Directors of the Corporation believes that sound corporate governance practices are essential to the effectiveness of the Corporation and its shareholders, and that these practices should be reviewed regularly to ensure that they are appropriate. A description of the Corporation's corporate governance practices follows.

Mandate of the Board

The Corporation's Board of Directors has ultimate responsibility for the management of the Corporation. The Board of Directors discharges its responsibilities directly and through its two executive officers (the "Named Executive Officers"), all of whom are members of the Board. At meetings of the Board, members receive and discuss reports on the operations of the Corporation, industry conditions, strategic plans, financial position, and any specifics of major transactions that are contemplated.

Board Composition

The Board is composed of four members. The Board believes that three directors are "unrelated directors" and the remainder is "related directors". Within the meaning of the TSX Report, an unrelated director is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding.

Proportionate Representation

Within the meaning of the TSX Report, the Corporation does not have a "significant shareholder".

Board Committees

Currently the Corporation has one committee: the Audit Committee

Audit Committee

The Audit Committee is composed of one related and two unrelated directors. The Audit Committee is responsible for reviewing the Corporation's financial reporting procedures, internal controls and the performance of the Corporation's external auditors. Its members are: David Douglas, James Stewart, and Doug Turnbull.

Decisions Requiring Board Approval

In addition to those matters, which must by law be approved by the Board, management seeks Board approval for any disposition or expenditure that constitutes a material transaction. Management is also expected to consult with the Board before entering into any venture, which is outside of the Corporation s existing businesses or areas of expertise.

Changes in senior management are to be approved by the Board.

STATEMENT OF EXECUTIVE COMPENSATION

 The following table sets forth all annual and long term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001 in respect of the individuals who were, at December 31, 2003, the Named Executive Officers:

Summary Compensation Table

Name and Principal Person	Year	Salary (gross)	Bonus	Stock Options	Other Compensation
John Tully President, Chief Executive Officer	2003 2002 2001	nil nil nil	nil nil nil	nil nil nil	97,510(1) nil nil
Douglas Turnbull Former President	2003 2002 2001	nil nil nil	nil nil nil	36,000 nil 7,091	76,864(2) 7,378 82,559
Tracy A. Moore Former Secretary, Chief Financial Officer	2003 2002 2001	nil nil nil	nil nil nil	169,000(3) nil nil	112,000(4) nil nil
  The Company paid $97,510 to John V. Tully & Associates, a company controlled by Mr. Tully.
  The Company paid $76,864 to Lakehead Geological Services Inc, a company controlled by Mr. Turnbull.
  99,000 options were granted to Mr. Moore personally and 70,000 to MCSI Capital Corp.
  The Company paid $94,000 to MCSI Consulting Services Inc. on account of administrative and corporate finance services, and a further $18,000 on account of office rent. MCSI Consulting Services Inc. is a consulting company owed by Mr. Moore and Simon Anderson, now the Company's Chief Financial Officer.

Stock Options Granted During The Most Recently Completed Financial Year
Name	Securities Under Options Granted (#)	% of Total Options Granted in Fiscal Year (2)	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on Date of Grant ($/Security)	Expiration Date
Tracy Moore	169,000 (1)	66%	$0.50	$0.50	April 16, 2008

  1   99,000 options were granted to Mr. Moore personally and 70,000 to MCSI Capital Corp, which is owned by Mr. Moore and Mr. Anderson.

  2   Percentage of all options granted during the fiscal year

Aggregated Option Exercises during Last Fiscal Year and Fiscal Year-End Option Values

The following table and notes thereto set forth information respecting options exercised by the Named Executive Officers during the fiscal year ended December 31, 2003 and the numbers and accrued value of unexercised stock options held by such officers as at December 31, 2003.

Name	Shares Acquired on Exercise (#) (1)	Aggregate Value Realized(2) ($)	Unexercised Options at December 31, 2002 (3, 4, 5)	Value of Unexercised In-The-Money Options at December 31, 2002 (3, 4, 5) (Cdn. $)
John Tully	nil	nil	nil	nil
Tracy A. Moore	nil	nil	169,000	nil
Douglas Turnbull	nil	nil	36,000	nil

Notes:

  Number of common shares of the Company acquired on the exercise of stock options.

  Calculated using the average of the high and low prices for a board lot of common shares of the Company on the TSX.

  The figures relate solely to stock options and take into effect the consolidation of share capital which occurred subsequent to the end of the most recently completed fiscal year.

  Value of unexercised in-the-money options calculated using the closing price of common shares of the Company on the TSX on December 31, 2003, less the exercise price of in-the-money stock options.

  All such options are currently exercisable.

Termination of Employment, Changes in Responsibility and Employment Contracts

The Company has not entered into any formal employment agreements with its Named Executive Officers.

The Company and its subsidiaries have no compensatory plan or arrangement in respect of compensation received or that may be received by the Named Executive Officers in the Company's most recently completed or current financial year to compensate such executive officers in the event of the termination of employment (resignation, retirement, change of control) or in the event of a change in responsibilities following a change in control, where in respect of the Named Executive Officer the value of such compensation exceeds $100,000.

Compensation of Directors

The Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company or its subsidiaries for their services in their capacity as directors, or for committee participation, or involvement in special assignments during the most recently completed financial year or subsequently up to and including the date of this Annual Report, except that directors are compensated for their actual expenses incurred in the pursuance of their duties as directors and certain directors may be compensated for services rendered as consultants or experts. In this regard, Douglas Turnbull and J.G. Stewart were paid or accrued $76,864 and $97,019, respectively, for professional services rendered.

Options/SAR Grants During the Most Recently Completed Financial Year in Favour of Directors who are not Named Executive Officers

The following table sets forth stock options granted by the Company during the fiscal year ended December 31, 2003 to directors who are not Named Executive Officers of the Company:

Name	Securities Under Options Granted ($) (1)	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on Date of Grant ($/Security)	Expiration Date
J. G. Stewart (2)	36,000	US$0.50	US$0.50	April 16, 2008

(1) The exercise price of stock options is set at not less than 100% of the market value of a common share of the Company on the date of grant. The exercise price of stock options may only be adjusted in the event that specified events cause dilution of the Company's share capital and these figures take the consolidation of share capital which occurred subsequent to the end of the most recently completed fiscal year. Options vest immediately upon grant.

(2) These options were granted to a company wholly owned by Mr. Stewart.

Aggregated Options/SAR Exercised during the Most Recent Completed Financial Year and Financial Year-End Option/SAR Values for Directors who are not Named Executive Officers

The following table sets forth details of all exercises of stock options during the fiscal year ended December 31, 2003 by directors who are not Named Executive Officers of the Corporation, and the fiscal year-end value of unexercised options on an aggregated basis:

Name	Shares Acquired on Exercise (#) (1)	Aggregate Value Realized ($)(2)	Unexercised Options at December 31, 2003 # (3,4) Exercisable/ Unexercisable (5)	Value of Unexercised In-The-Money Options at December 31, 2003 ($) (3,4) Exercisable/ Unexercisable (5)
J.G. Stewart	nil	nil	44,109	US$6,480

Notes:

  Number of common shares of the Company acquired on the exercise of stock options.

  Calculated using the closing prices on the exercise date for a board lot of common shares of the Company on the TSX.

  The figures relate solely to stock options.

  Value of unexercised in-the-money options calculated using the closing price of common shares of the Company on the TSX on the last trading day before December 31, 2003 (trading in the Company's shares was halted from October 21, 2003 to April 2, 2004), less the exercise price of in-the-money stock options.

  All such options are currently exercisable.

There were no re-pricings of stock options held by directors and Named Executive Officers of the Company during the fiscal year ended December 31, 2003.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

 No director, proposed director, senior officer, nor any of their respective associates or affiliates is or has been at any time since the date of incorporation indebted to the Corporation nor have any of the above been the subject of any guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

 Other than as set forth in this Information Circular, the management of the Corporation is not aware of any material interest, direct or indirect, of any director, proposed director, senior officer of any associate or affiliate of any of the foregoing persons, in any matter to be acted upon.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

 Other than as set forth in this Information Circular, the management of the Corporation is not aware of any material interest, direct or indirect, of any insider of the Corporation, any nominee for election as a director of the Corporation or any associate or affiliate of any such person in any transaction since the date of incorporation, or in any proposed transaction, that has materially affected or would materially affect the Corporation.

On March 1, 2003, the Company entered into a one-year corporate finance services agreement with MCSI Consulting Services Inc. ("MCSI"), a company owned by Tracy A. Moore (one of the Company's directors at the time) and Simon J. Anderson (who has recently become the Company's Chief Financial Officer). MCSI was to provide various corporate finance and administrative services, provide office space, and provide corporate awareness activities at a cost of $10,000 per month. Effective October 1, 2003, the contract was modified, deleting corporate awareness activities from the scope of work and the monthly fee was reduced accordingly to $4,000. The contract by mutual consent was not renewed after February 29, 2004. The Company, however, is renting office space on a month-to-month basis for $900 per month and utilizing administrative services of MCSI. Simon J. Anderson has recently become the Company's Chief Financial Officer and Secretary; however, terms have as yet not been finalized.

DIVIDEND RECORD AND POLICY

The Corporation has not paid any dividends on its issued and outstanding Common Shares to date and does not intend to pay dividends on such shares in the foreseeable future.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The current auditor of the Corporation, Davidson & Company, Chartered Accountants, 609 Granville Street, Suite 1200, Vancouver, British Columbia V7Y 1G6, was appointed on December 30, 2002.

Computershare Trust Company of Canada is the transfer agent and registrar for the Common Shares at its principal offices in Vancouver, 510 Burrard Street, Vancouver, British Columbia V6C 3B9.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Corporation's Directors, the only matters to be placed before the Meeting are those set forth in the accompanying Notice of Meeting, i.e.,:

1.      FINANCIAL STATEMENTS

The audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2003 will be given consideration at the Meeting.

2.      APPOINTMENT OF AUDITORS

Davidson & Company, Chartered Accountants, have been the auditors of the Corporation since December 2002.

The Board of Directors of the Corporation has proposed that Davidson & Company, be appointed as the Corporation's independent auditors for the year ending December 31, 2004 and that the Corporation's directors be authorized to fix their remuneration. A majority of the votes, voted by the shareholders represented at the Meeting, is required for approval of the appointment of the Corporation's auditors.

The persons named in the enclosed form of proxy intend to vote at the Meeting in favour of the appointment of Davidson & Company, as the Corporation's auditors and the authorization of the Corporation's directors to fix their remuneration.

3.      FIXING THE NUMBER OF DIRECTORS

The Articles of the Corporation state that the Corporation may have a minimum of three (3) and a maximum of ten directors, with the number of directors between the minimum and maximum to be fixed by the shareholders.

The Shareholders will be asked to consider, and if thought fit, to pass the following resolution.

"BE IT RESOLVED THAT the number of directors of the Corporation be and same is hereby fixed at three directors until such time as the directors determine by resolution to increase or decrease that number in accordance with the Corporation's Articles".

4.      ELECTION OF DIRECTORS

The board of directors presently consists of four directors, all of whom are elected annually. Each of the directors, unless re-elected, shall retire from office at the end of the Meeting.

It is proposed that the persons below will be nominated at the Meeting. IT IS THE INTENTION OF THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, TO VOTE FOR THE ELECTION OF SAID PERSONS TO THE BOARD OF DIRECTORS. MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF SUCH NOMINEES WILL NOT BE ABLE TO SERVE AS DIRECTORS. IF, HOWEVER, FOR ANY REASON ANY OF THE PROPOSED NOMINEES DO NOT STAND FOR ELECTION OR ARE UNABLE TO SERVE AS DIRECTORS, PROXIES IN FAVOUR OF MANAGEMENT DESIGNEES WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN HIS OR HER PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

Each director elected will hold office until the next annual general meeting of shareholders or until his successor is duly elected or appointed pursuant to the By-Laws of the Corporation.

Name, Position and Municipality of Residence(1)	Principal Occupation During the Past 5 Years (1)	Director Since	Number of Common Shares (2)
John Tully North Vancouver, British Columbia Director and President	Mining Geologist	April 16, 2003	20,000
James G. Stewart Vancouver, British Columbia Director Member of Audit Committee	Lawyer; General Counsel of Adrian Resources Ltd. until June 2000	Nov. 2, 1999	20,609
Douglas Turnbull Coquitlam, British Columbia Director Member of Audit Committee	Geological Consultant, President, Lakehead Geological Services Inc.	June 21, 2001	1,600

Notes:

(1)     The information as to country of residence and principal occupation, not being within the knowledge of the Corporation, has been furnished by the respective directors or officers individually.

(2)     The information as to shares beneficially owned or over which a director or officer exercises control or direction, not being within the knowledge of the Corporation, has been furnished by the respective directors individually.

5.      STOCK OPTIONSUnder the current policy of the TSX Venture Exchange (the "Exchange"), shareholder approval of the Company's existing Incentive Stock Option Plan (the "Plan") is required on an annual basis. Exchange policy also requires that any decrease in the exercise price of stock options held by insiders be approved by a majority of the shareholders at the Meeting, excluding insiders and their associates (the "disinterested shareholders"). Therefore, the shareholders are being asked to approve the Plan for another year and the disinterested shareholders at the Meeting will be asked to authorize the directors in their discretion to amend stock options granted to insiders, subject to all necessary regulatory approvals. The number of shares under option from time to time and the exercise price of such options, and any amendments thereto, will be and have been determined by the directors in accordance with the policies of the Exchange.

For the purposes hereof, an "insider" is a director or senior officer of the Company, a director or senior officer of a company that is itself an insider or subsidiary of the Company, or a person whose control, or direct or indirect beneficial ownership, or a combination thereof, over securities of the Company extends to securities carrying more than 10% of the voting rights attached to all the Company's outstanding voting securities.

6.      PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Management of the Corporation is not aware of any other matter to come before the Meeting other than as set forth in the notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

7.      OTHER BUSINESS

Management of the Corporation has no knowledge, as at the date hereof, of any business other than that mentioned in the Notice of Meeting, to be presented for action by the Corporation at the Meeting. However, the Form of Proxy solicited hereunder confers upon the proxy holder the discretionary right to exercise the powers conferred thereunder upon any other matters and proposals that may properly come before the Meeting, or any adjournment or adjournments thereof.

CERTIFICATE OF THE CORPORATION

The foregoing contains no untrue statement of a material fact (as defined in the Securities Act (Alberta)) and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: May 18, 2004

"John Tully"
John Tully
President & Chief Executive Officer

"Simon J. Anderson"
Simon J. Anderson
Chief Financial Officer